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                                                                   EXHIBIT 10.17

                              [SUNOCO LETTERHEAD]


                                                             SUNOCO, INC.
                                                             PO Box 2039
                                                             Tulsa OK 74102-2039


September 19, 2001


Coho Oil & Gas, Inc.
Attn: Gary Pittman
14785 Preston Road, Ste 860
Dallas, TX 75240

                                                Re: Crude Oil Purchase Agreement
                                                    Sunoco Reference No. 502685

Dear Mr. Pittman,

Reference is made to the above subject Crude Oil Purchase Agreement whereby Sunoco, Inc. (R&M) will purchase all of the crude oil and condensate, produced from the lease(s) listed on Exhibit "A".

This confirms our understanding that by mutual consent said agreement shall be amended as follows:

EFFECTIVE OCTOBER 1, 2001, THE PRICE SHALL BE AMENDED TO READ AS FOLLOWS:

         Price. For those leases listed on the attached Exhibit "A" and any additions thereto, the U.S. dollar price per barrel for each delivery month shall be:

         the simple average of daily settling price of the near month NYMEX light sweet crude oil contract during the calendar month of delivery MINUS (-) sixty cents ($0.60) per barrel.

         e.g. for Jan, 2001 deliveries, the average of NYMEX settling prices for February Light Sweet crude contract from Jan 1, 2001 through Jan 22, 2001, and March Light Sweet crude contracts from Jan 23, 2001, through Jan 31, 2001 shall apply.

         This simple average shall be calculated to allow the averaging of settling prices only, as determined by the NYMEX. Saturdays, Sundays, and holidays are not included in the calculation therefore only NYMEX trading days will be averaged in the above calculation.

For pricing purposes, the oil delivered during any given calendar month hereunder shall be deemed to have been delivered in equal daily quantities for each day of the given month.

Buyer and Seller agree that for the term of this agreement and any extensions thereof, Seller shall not incur gravity penalties.

EFFECTIVE OCTOBER 1, 2001, THE TERM SHALL BE AMENDED TO READ AS FOLLOWS:

         Term. This agreement shall remain in effect for an extended term of one
(1) year commencing on October 1, 2001, and from month to month thereafter, unless and until terminated by either party upon written notice thereof given thirty (30) days in advance of the end of the primary term of this agreement or any extensions thereof.



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Coho Oil & Gas, Inc.-- Copa#502685
September 19, 2001
Page 2

Except as specifically modified, all terms and conditions of said Crude Oil Purchase Agreement shall remain in full force and effect.

Please acknowledge your agreement to this amendment by signing below and mailing or faxing a copy to:

                                   Sunoco, Inc. (R&M)
                                   Attn: Elaine Smith
                                   P.O. Box 2039
                                   Tulsa, OK 74102
                                   Fax: (918) 586-6879

If we do not receive a signed copy by mail or fax within ten (10) business days from the date of receipt of this amendment, we will take that as evidence of your acceptance of this amendment to the above referenced agreement.

Agreed and accepted this 26th day of September, 2001.


COHO OIL & GAS, INC.                       SUNOCO, INC. (R&M)

By /s/ GARY L. PITTMAN                     By /s/ KAREN S. COOK
   ---------------------------------          ----------------------------------
                                                       Karen S. Cook

Title  CFO                                 Title Sr. Crude Oil Representative
      ------------------------------             -------------------------------